EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                           Ratios of Earnings to Fixed Charges
                                  (Dollars in millions)

                                          Three Months Ended   Nine Months Ended
                                             September 30,        September 30,

                                              2003    2002        2003    2002
                                              ----    ----        ----    ----
EARNINGS
--------
Income Before Income Taxes                  $  391  $  123      $1,293  $1,216
Fixed Charges, Excluding Interest
  on Deposits                                   69      82         196     278
                                            ------  ------      ------  ------

Income Before Income Taxes and Fixed
  Charges Excluding Interest on Deposits       460     205       1,489   1,494
Interest on Deposits                           113     165         397     484
                                            ------  ------      ------  ------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits   $  573  $  370      $1,886  $1,978
                                            ======  ======      ======  ======

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                               $   55  $   66      $  158  $  244
One-Third Net Rental Expense*                   14      16          38      34
                                            ------  ------      ------  ------
Total Fixed Charges, Excluding Interest
  on Deposits                                   69      82         196     278
Interest on Deposits                           113     165         397     484
                                            ------  ------      ------  ------
Total Fixed Charges, Including Interest
  on Deposits                               $  182  $  247      $  593  $  762
                                            ======  ======      ======  ======

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                6.67x   2.50x       7.60x   5.37x
Including Interest on Deposits                3.15    1.50        3.18    2.60



*The proportion deemed representative of the interest factor.